SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported       November 30, 2004

NASSDA CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-33291	77-0494462
(Commission File Number)	(I.R.S. Employer Identification No.)

2650 San Tomas Expressway, Santa Clara, California	95051
(Address of Principal Executive Offices)	(Zip Code)

(408) 988-9988

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 30, 2004, Synopsys, Inc., a Delaware corporation (“Synopsys”), North Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Synopsys (“Merger Sub”) and Nassda Corporation, a Delaware corporation (“Nassda”), entered into an Agreement of Merger (the “Merger Agreement”), pursuant to which, subject to satisfaction or waiver of the conditions therein, Merger Sub will merge with and into Nassda (the “Merger”).

Under the terms of the Merger Agreement, upon consummation of the Merger, holders of common stock of Nassda (other than stockholders who exercise appraisal rights under Delaware law) that is outstanding immediately prior to the consummation of the Merger will receive $7.00 per share in cash.  Under the terms of a settlement agreement entered into between Synopsys and the individuals who are defendants in the State Court Action, each of whom is currently an employee, officer or director of Nassda, in connection with the consummation of the Merger such individuals have agreed to make settlement payments of $61.6 million in the aggregate to Synopsys.

Under the terms of the Merger Agreement, upon consummation of the Merger, options to acquire Nassda common stock that are outstanding immediately prior to the consummation of the Merger will be converted into options to acquire Synopsys common stock, based on the ratio of the $7.00 per share merger consideration to the average closing price of Synopsys stock during a 10-trading day period prior to the closing.

The consummation of the Merger is conditioned upon, among other things, (i) the approval of the holders of a majority in interest of Nassda’s outstanding common stock and (ii) the approval of a majority of votes cast affirmatively or negatively at Nassda’s upcoming special meeting of stockholders, excluding votes cast by the defendants in the litigation between Synopsys and Nassda and their associated parties and Nassda’s officers and directors.  Certain directors, officers and employees of Nassda who own in the aggregate approximately 60% of Nassda’s outstanding shares, whose votes will count for purposes of clause “(i)” above but not for purposes of clause “(ii)” above, have agreed to vote in favor of the transaction. The Merger is also subject to customary regulatory approvals and other closing condition including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The foregoing description of certain terms of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Subject to the consummation of the Merger, Synopsys, Nassda and certain employees, officers and directors of Nassda have agreed to settle the outstanding litigation captioned Synopsys, Inc. v. An-Chang Deng, Nassda Corporation et al.; Superior Court of the State of California, County of Santa Clara; No. CV 787950 (the “State Court Action”) and Synopsys, Inc. v. Nassda Corp.; USDC, Northern District of

California; No. C03-2519 (SI) and Synopsys, Inc. v. Nassda Corp.; USDC, Northern District of California; No. C03-2664 (SI) (the “Federal Court Actions”).  Synopsys and the individual defendants in the State Court Action entered into an Agreement to Settle Litigation dated November 30, 2004 (the “Settlement Agreement”) pursuant to which Synopsys and the individual defendants agreed to settle the State Court Action and the individual defendants have agreed to make settlement payments of an aggregate of $61.6 million to Synopsys in connection with the closing of the Merger.  The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, the full text of which is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

In connection with the closing of the Merger, Synopsys and Nassda have agreed to provide each individual defendant in the State Court Action with a release of claims.  The foregoing description of the Release of Claims for the individual defendants in the State Court Action does not purport to be complete and is qualified in its entirety by reference to such agreement, the full text of which is filed as Exhibit 2.2.1 hereto and is incorporated herein by reference.

In connection with the closing of the Merger, each individual defendant in the State Court Action has agreed to provide Synopsys and Nassda with a release of claims.  The foregoing description of the General Release for Synopsys and Nassda does not purport to be complete and is qualified in its entirety by reference to such agreement, the full text of which is filed as Exhibit 2.2.2 hereto and is incorporated herein by reference.

In connection with the closing of the Merger, each individual defendant in the State Court Actions has agreed to provide Synopsys with a waiver (the “ADEA Waiver”) of such individual’s rights under various employment-related laws.  The foregoing description of the ADEA Waiver does not purport to be complete and is qualified in its entirety by reference to such waiver, the full text of which is filed as Exhibit 2.2.3 hereto and is incorporated herein by reference.

In connection with the execution of the Merger Agreement, officers, directors and the individual defendants in the State Court Action and certain of their affiliates entered into voting agreements pursuant to which, among other things, such stockholders agreed to vote their shares in favor of the Merger and certain related matters.  The foregoing description of the voting agreements does not purport to be complete and is qualified in its entirety by reference to such agreements, forms of which are filed as Exhibit 2.3 and Exhibit 2.3.1 hereto and are incorporated herein by reference.

In connection with the execution of the Merger Agreement, Synopsys, Nassda and the individual defendants in the State Court Action entered into stipulations to stay action and tolling agreements (the “Tolling Agreements”) to stay the State Court Action and Federal Court Actions during the period between the date of the Merger Agreement and the consummation of the Merger.  The foregoing description of the Tolling Agreements does not purport to be complete and is qualified in its entirety by reference to such agreements, copies of which are filed as Exhibit 2.4, Exhibit 2.5 and Exhibit 2.6 hereto and are incorporated herein by reference.

In connection with the closing of the Merger, the individual defendants in the State Court Action have agreed to enter  into intellectual property assignment agreements in favor of Nassda.  The foregoing description of the assignment agreements does not purport to be complete and is qualified in its entirety by reference to such agreements, a form of which is filed as Exhibit 2.7 hereto and is incorporated herein by reference.

In connection with the execution of the Merger Agreement, the individual defendants in the State Court Action executed resignation letters to take effect immediately prior to the consummation of the Merger.  The foregoing description of the resignation letters does not purport to be complete and is qualified in its entirety by reference to such letters, a form of which is filed as Exhibit 2.8 hereto and is incorporated herein by reference.

In connection with the closing of the Merger, the individual defendants in the State Court Action have agreed to enter into option relinquishment agreements to take effect immediately prior to the consummation of the Merger, pursuant to which such employees would forfeit their shares and options to purchase shares of Nassda common stock.  The foregoing description of the option relinquishment agreements does not purport to be complete and is qualified in its entirety by reference to such option relinquishment agreements, a form of which is filed as Exhibit 2.9 hereto and is incorporated herein by reference.

In connection with the execution of the Merger Agreement, each of the individual defendants in the State Court Action entered into noncompetition agreements, consulting agreements and cooperation and support agreements, each of which to take effect immediately prior to the consummation of the Merger, and pursuant to which such employees agreed not to engage in or become associated with certain prohibited activities or solicit employees or customers of Synopsys for a certain period of time, to become consultants of Synopsys upon the consummation of the Merger and to provide cooperation to Synopsys with respect to litigation involving or against Nassda, as applicable.  The foregoing description of these agreements does not purport to be complete and is qualified in its entirety by reference to such agreements, forms of which are filed as Exhibit 2.10, Exhibit 2.10.1, Exhibit 2.11 and Exhibit 2.12 hereto and are incorporated herein by reference.

In connection with the execution of the Merger Agreement, each of the individual defendants in the State Court Action entered into new or amended and restated indemnification agreements with Nassda pursuant to which, among other things, Nassda agreed to provide indemnification to such employees for certain liabilities and expenses incurred by reason of the fact that such employees were directors, officers and/or employees of Nassda.  The foregoing description of these agreements does not purport to be complete and is qualified in its entirety by reference to such agreements, forms of which are filed as Exhibit 2.13 and Exhibit 2.13.1 hereto and are incorporated herein by reference.

In connection with the closing of the Merger, Synopsys has agreed to provide each non-defendant officer and director of Nassda with a release of claims related to the claims made in the State Court Action and the Federal Court Actions.  The foregoing description of the Release of Claims for the non-defendant officers and directors of Nassda does not purport to be complete and is qualified in its entirety by reference to such agreement, the full text of which is filed as Exhibit 2.14 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits

Exhibit	Description

2.1	Agreement of Merger dated as of November 30, 2004 among Synopsys, Inc., North Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Synopsys, Inc., and Nassda Corporation
2.2	Agreement to Settle Litigation dated as of November 30, 2004, by and among Synopsys, Inc. and certain employees of Nassda Corporation
2.2.1	Form of Release of Claims of certain employees of Nassda Corporation by Synopsys, Inc. and Nassda Corporation
2.2.2	Form of General Release of Synopsys, Inc. and Nassda Corporation by certain employees of Nassda Corporation
2.2.3	Form of ADEA Waiver by certain employees of Nassda Corporation to Synopsys, Inc. and Nassda Corporation
2.3	Form of Voting Agreement dated November 30, 2004, by and among Synopsys, Inc. and officers and directors of Nassda Corporation
2.3.1	Form of Voting Agreement dated November 30, 2004, by and among Synopsys, Inc. and certain other employees of Nassda Corporation
2.4	Stipulation to Stay Action and Tolling Agreement dated November 30, 2004 (relating to the State Court Action) among Synopsys, Inc., certain employees of Nassda Corporation and Nassda Corporation
2.5	Stipulation to Stay Action and Tolling Agreement dated November 30, 2004 (relating to Federal Court Action Case No. C-03-2664 SI) among Synopsys, Inc. and Nassda Corporation
2.6	Stipulation to Stay Action and Tolling Agreement dated November 30, 2004 (relating to Federal Court Action Case No. C-01-2519 SI) among Synopsys, Inc. and Nassda Corporation
2.7	Form of Intellectual Property Assignment Agreement dated November 30, 2004 between Nassda Corporation and certain of its employees
2.8	Form of Resignation Letter dated November 30, 2004 by certain employees of Nassda Corporation
2.9	Form of Option Relinquishment Agreement dated November 30, 2004 between Synopsys, Inc. and certain employees of Nassda Corporation
2.10	Form of Noncompetition Agreement dated November 30, 2004 by each of An-Chang Deng and Sang S. Wang
2.10.1	Form of Noncompetition Agreement dated November 30, 2004 by certain employees of Nassda Corporation
2.11	Form of Consulting Agreement dated November 30, 2004 among Synopsys, Inc., Nassda Corporation and certain employees of Nassda Corporation
2.12	Form of Cooperation and Support Agreement dated November 30, 2004 among

Synopsys, Inc., Nassda Corporation and certain employees of Nassda Corporation
2.13	Form of Indemnification Agreement dated November 30, 2004 between Nassda Corporation and certain employees of Nassda Corporation
2.13.1	Form of Amended and Restated Indemnification Agreement dated November 30, 2004 between Nassda Corporation and each of An-Chang Deng and Sang S. Wang
2.14	Form of Release of Claims of Synopsys, Inc. and Nassda Corporation for certain non-defendant officers and directors of Nassda Corporation
99.1*	Press Release, dated December 1, 2004, of Nassda Corporation

* Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2004

NASSDA CORPORATION

By:	/s/ Sang S. Wang
Sang S. Wang
Chairman and Chief Executive Officer

By:	/s/ Tammy S. Liu
Tammy S. Liu
Chief Financial Officer and Vice President,
Finance and Administration